Exhibit 23.2

TAUBER & BALSER, P.C.

Certified Public Accountants

3340 Peachtree Road, N.E.

Suite 250

Atlanta, GA 30326

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by inclusion in this registration statement of Next, Inc. and Subsidiaries on Form SB-2, to be filed on or about August 13, 2004, of our report dated January 14, 2004 appearing in the Company’s Form 10-KSB filed on February 26, 2004, as amended by Form 10-KSB/A filed on March 19, 2004.

/s/ Tauber & Balser, P.C.
Tauber & Balser, P.C. Atlanta, Georgia August 13, 2004